CALYPTE BIOMEDICAL CORPORATION AND SUBSIDIARIES

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Calypte Biomedical Corporation (the “Company”) for the quarterly period ended June 30, 2008 (the “Report”), Donald N. Taylor, Chief Executive Officer of the Company, and Jerrold D. Dotson, Vice President - Finance and Administration of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald N. Taylor
Donald N. Taylor
Chief Executive Officer
August 14, 2008

/s/ Jerrold D. Dotson
Jerrold D. Dotson
Vice President – Finance and Administration
August 14, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Calypte Biomedical Corporation and will be retained by Calypte Biomedical and furnished to the Securities and Exchange Commission or its staff upon request.